SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 5, 2008
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 5, 2008, Mr. Ronald G. Steinhart notified the Company of his decision not to stand for re-election as a member of the Board of Directors of Penson Worldwide, Inc. (the “Company”). Mr. Steinhart’s decision was due to his desire to devote more time to other commitments, and was not the result of any disagreement or dispute with the Company on any matter related to the Company’s operations, policies or practices. Today, the Company announced the nomination of Mr. Bernard W. Dan to replace Mr. Steinhart as a member of the Company’s Board of Directors. Mr. Dan will stand for election at the 2008 annual meeting of the Company’s stockholders, scheduled to take place on April 29, 2008. Mr. Dan was most recently the President and Chief Executive Officer of the Chicago Board of Trade.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release, dated March 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: March 10, 2008
/s/ Philip A. Pendergraft
Name: Philip A. Pendergraft
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release, dated March 10, 2008.